Exhibit 99.1

Apple reports second quarter results

Services revenue reaches new all-time record

EPS sets March quarter record

CUPERTINO, CALIFORNIA — Apple® today announced financial results for its fiscal 2024 second quarter ended March 30, 2024. The Company posted quarterly revenue of $90.8 billion, down 4 percent year over year, and quarterly earnings per diluted share of $1.53.

“Today Apple is reporting revenue of $90.8 billion for the March quarter, including an all-time revenue record in Services,” said Tim Cook, Apple’s CEO. “During the quarter, we were thrilled to launch Apple Vision Pro and to show the world the potential that spatial computing unlocks. We’re also looking forward to an exciting product announcement next week and an incredible Worldwide Developers Conference next month. As always, we are focused on providing the very best products and services for our customers, and doing so while living up to the core values that drive us.”

“Thanks to very high levels of customer satisfaction and loyalty, our active installed base of devices has reached a new all-time high across all products and all geographic segments, and our business performance drove a new EPS record for the March quarter,” said Luca Maestri, Apple’s CFO. “Given our confidence in Apple’s future and the value we see in our stock, our Board has authorized an additional $110 billion for share repurchases. We are also raising our quarterly dividend for the twelfth year in a row.”

Apple’s board of directors has declared a cash dividend of $0.25 per share of the Company’s common stock, an increase of 4 percent. The dividend is payable on May 16, 2024 to shareholders of record as of the close of business on May 13, 2024. The board of directors has also authorized an additional program to repurchase up to $110 billion of the Company’s common stock.

Apple will provide live streaming of its Q2 2024 financial results conference call beginning at 2:00 p.m. PT on May 2, 2024 at apple.com/investor/earnings-call. The webcast will be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s plans for return of capital, the payment of its quarterly dividend, and future business plans. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: effects of global and regional economic conditions, including as a result of government policies, war, terrorism, natural disasters, and public health issues; risks relating to the design, manufacture, introduction, and transition of products and services in highly competitive and rapidly changing markets, including from reliance on third parties for components, technology, manufacturing, applications, and content; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; and effects of unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, AirPods, Apple Watch, and Apple Vision Pro. Apple’s six software platforms — iOS, iPadOS, macOS, watchOS, visionOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, iCloud, and Apple TV+. Apple’s more than 150,000 employees are dedicated to making the best products on earth and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Suhasini Chandramouli
Apple
suhasini@apple.com
(408) 974-3123

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or email Apple’s Media Helpline at media.help@apple.com.

© 2024 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per-share amounts)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net sales:
Products	$66,886	$73,929	$163,344	$170,317
Services	23,867	20,907	46,984	41,673
Total net sales (1)	90,753	94,836	210,328	211,990
Cost of sales:
Products	42,424	46,795	100,864	107,560
Services	6,058	6,065	12,338	12,122
Total cost of sales	48,482	52,860	113,202	119,682
Gross margin	42,271	41,976	97,126	92,308

Operating expenses:
Research and development	7,903	7,457	15,599	15,166
Selling, general and administrative	6,468	6,201	13,254	12,808
Total operating expenses	14,371	13,658	28,853	27,974

Operating income	27,900	28,318	68,273	64,334
Other income/(expense), net	158	64	108	(329)
Income before provision for income taxes	28,058	28,382	68,381	64,005
Provision for income taxes	4,422	4,222	10,829	9,847
Net income	$23,636	$24,160	$57,552	$54,158

Earnings per share:
Basic	$1.53	$1.53	$3.72	$3.42
Diluted	$1.53	$1.52	$3.71	$3.41
Shares used in computing earnings per share:
Basic	15,405,856	15,787,154	15,457,810	15,839,939
Diluted	15,464,709	15,847,050	15,520,675	15,901,384

(1) Net sales by reportable segment:
Americas	$37,273	$37,784	$87,703	$87,062
Europe	24,123	23,945	54,520	51,626
Greater China	16,372	17,812	37,191	41,717
Japan	6,262	7,176	14,029	13,931
Rest of Asia Pacific	6,723	8,119	16,885	17,654
Total net sales	$90,753	$94,836	$210,328	$211,990

(1) Net sales by category:
iPhone	$45,963	$51,334	$115,665	$117,109
Mac	7,451	7,168	15,231	14,903
iPad	5,559	6,670	12,582	16,066
Wearables, Home and Accessories	7,913	8,757	19,866	22,239
Services	23,867	20,907	46,984	41,673
Total net sales	$90,753	$94,836	$210,328	$211,990

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and par value)

	March 30, 2024	September 30, 2023
ASSETS:
Current assets:
Cash and cash equivalents	$32,695	$29,965
Marketable securities	34,455	31,590
Accounts receivable, net	21,837	29,508
Vendor non-trade receivables	19,313	31,477
Inventories	6,232	6,331
Other current assets	13,884	14,695
Total current assets	128,416	143,566

Non-current assets:
Marketable securities	95,187	100,544
Property, plant and equipment, net	43,546	43,715
Other non-current assets	70,262	64,758
Total non-current assets	208,995	209,017
Total assets	$337,411	$352,583

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$45,753	$62,611
Other current liabilities	57,298	58,829
Deferred revenue	8,012	8,061
Commercial paper	1,997	5,985
Term debt	10,762	9,822
Total current liabilities	123,822	145,308

Non-current liabilities:
Term debt	91,831	95,281
Other non-current liabilities	47,564	49,848
Total non-current liabilities	139,395	145,129
Total liabilities	263,217	290,437

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 15,337,686 and 15,550,061 shares issued and outstanding, respectively	78,815	73,812
Retained earnings/(Accumulated deficit)	4,339	(214)
Accumulated other comprehensive loss	(8,960)	(11,452)
Total shareholders’ equity	74,194	62,146
Total liabilities and shareholders’ equity	$337,411	$352,583

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	March 30, 2024	April 1, 2023
Cash, cash equivalents and restricted cash, beginning balances	$30,737	$24,977

Operating activities:
Net income	57,552	54,158
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	5,684	5,814
Share-based compensation expense	5,961	5,591
Other	(1,971)	(1,732)
Changes in operating assets and liabilities:
Accounts receivable, net	7,727	9,596
Vendor non-trade receivables	12,164	14,785
Inventories	53	(2,548)
Other current and non-current assets	(4,438)	(4,092)
Accounts payable	(16,710)	(20,764)
Other current and non-current liabilities	(3,437)	1,757
Cash generated by operating activities	62,585	62,565

Investing activities:
Purchases of marketable securities	(25,042)	(11,197)
Proceeds from maturities of marketable securities	27,462	17,124
Proceeds from sales of marketable securities	4,314	1,897
Payments for acquisition of property, plant and equipment	(4,388)	(6,703)
Other	(729)	(247)
Cash generated by investing activities	1,617	874

Financing activities:
Payments for taxes related to net share settlement of equity awards	(2,875)	(2,734)
Payments for dividends and dividend equivalents	(7,535)	(7,418)
Repurchases of common stock	(43,344)	(39,069)
Repayments of term debt	(3,150)	(3,651)
Repayments of commercial paper, net	(3,982)	(7,960)
Other	(132)	(455)
Cash used in financing activities	(61,018)	(61,287)

Increase in cash, cash equivalents and restricted cash	3,184	2,152
Cash, cash equivalents and restricted cash, ending balances	$33,921	$27,129

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$14,531	$4,894